As filed with the Securities and Exchange Commission on June 18, 1997.

                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                              ORPHAN MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                                    41-1784594
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
incorporation or organization)


     13911 Ridgedale Drive, Suite 475
            Minnetonka, Minnesota                         55305
  (Address of principal executive offices)              (Zip Code)

                   ORPHAN MEDICAL, INC. 1994 STOCK OPTION PLAN
                              (Full title of plans)
                                    Copy to:

                  John Howell Bullion, Chief Executive Officer
                        13911 Ridgedale Drive, Suite 475
                           Minnetonka, Minnesota 55305
                     (Name and address of agent for service)

                                 (612) 513-6900
          (Telephone number, including area code, of agent for service)

                              --------------------
         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                            Proposed
  Title of each class                                 Proposed               Maximum
  of Securities to be       Amount to be          Maximum Offering      Aggregate Offering         Amount of
      registered            Registered(1)         Price per Unit(2)          Price(2)           Registration Fee
-------------------------------------------------------------------------------------------------------------------
     Common Stock
   ($.01 par value)            300,000                 $6.375               $1,912,500              $579.55
-------------------------------------------------------------------------------------------------------------------


(1) The number of shares being registered represents the number of shares of Common Stock that may be issued pursuant to the Orphan Medical, Inc. 1994 Stock Option Plan (the "Plan") in addition to shares previously registered under the Plan.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported by Nasdaq on June 13, 1997.

Pursuant to General Instruction E of the General Instructions to Form S-8, the Registration Statement incorporates by reference the Registration Statement on Form S-8 relating to the Plan and filed with the Securities and Exchange Commission on April 15, 1996 (File No. 333-03674).
================================================================================




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Certain Documents By Reference

         The Registrant incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1, dated March 11, 1996 (File No. 333-2200), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.


Item 8.  Exhibits

Exhibit
Number                              Description
------                              -----------

5.1      Opinion of Dorsey & Whitney LLP regarding legality.

10.1 Agreement between Orphan Medical, Inc. ("OMI") and Chronimed, dated October 11, 1996, to amend Marketing and Distribution Agreement dated July 2, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 0-24760)

10.2 Cystadane Agreement between OMI and Chronimed, dated October 1, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 0-24760)

10.3 License Agreement regarding alpha galactosidase A between OMI and Research Corporation Technologies, Inc., dated March 15, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K"), File No. 0-24760) (1)

10.4 License Agreement regarding 5-flurouracil between OMI and the University of Miami and its Department of Ophthalmology, dated December 6, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's 1996 Form 10-K, File No. 0-24760) (1)

10.5 Collaborative Development Agreement regarding clonidine between OMI and Medtronic, dated November 27, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's 1996 Form 10-K, File No. 0-24760)
         (1)

10.6 Distribution Agreement between OMI and W.A. Butler Company, dated November 2, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's 1996 Form 10-K, File No. 0-24760) (1)

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1     Power of Attorney.

(1) Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of these Exhibits were deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


Item 9.  Undertakings

A.       Post-Effective Amendments

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Subsequent Documents Incorporated by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.       Claims for Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on June 18, 1997.

                                         ORPHAN MEDICAL, INC.

                                         By /s/ John Howell Bullion
                                            ----------------------------
                                                John Howell Bullion
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Name                                    Title                         Date
             ----                                    -----                         ----
/s/ John Howell Bullion                  Chief Executive Officer,              June 18, 1997
----------------------------------       Secretary (principal executive,
John Howell Bullion                      financial and accounting officer)
                                         and Director

               *                         Director                              June 18, 1997
----------------------------------
William B. Adams

               *                         Director                              June 18, 1997
----------------------------------
Maurice R. Taylor, II

               *                         President and Director                June 18, 1997
----------------------------------
Bertram A. Spilker, Ph.D., M.D.

               *                         Director                              June 18, 1997
----------------------------------
Lawrence C. Weaver, Ph.D.,
D.Sc. (Hon.)

               *                         Director                              June 18, 1997
----------------------------------
W. Leigh Thompson, Ph.D.  M.D.

               *                         Director                              June 18, 1997
----------------------------------
William M. Wardell, Ph.D., M.D.

*By: /s/ John Howell Bullion
     -----------------------------
         John Howell Bullion
         Attorney-in-fact




                                  EXHIBIT INDEX


Exhibit Number             Description                                    Page
--------------             -----------                                    ----

         5.1      Opinion of Dorsey & Whitney LLP regarding legality

         10.1 Agreement between Orphan Medical, Inc. ("OMI") and Chronimed, dated October 11, 1996, to amend Marketing and Distribution Agreement dated July 2, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 0-24760)

         10.2 Cystadane Agreement between OMI and Chronimed, dated October 1, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, File No. 0-24760)

         10.3 License Agreement regarding alpha galactosidase A between OMI and Research Corporation Technologies, Inc., dated March 15, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K"), File No. 0-24760) (1)

         10.4 License Agreement regarding 5-flurouracil between OMI and the University of Miami and its Department of Ophthalmology, dated December 6, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's 1996 Form 10-K, File No. 0-24760) (1)

         10.5 Collaborative Development Agreement regarding clonidine between OMI and Medtronic, dated November 27, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's 1996 Form 10-K, File No. 0-24760) (1)

         10.6 Distribution Agreement between OMI and W.A. Butler Company, dated November 2, 1996 (Incorporated by reference to the corresponding exhibit number in OMI's 1996 Form 10-K, File No. 0-24760) (1)

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Dorsey & Whitney LLP (included in
                  Exhibit5.1 to this Registration Statement)

         24.1     Power of Attorney

(1) Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of these Exhibits were deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.